EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-1900 on Form S-8 of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of Brown & Brown, Inc. Employees’ Savings Plan and Trust for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants

Jacksonville, Florida
June 27, 2005